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                                                                    Exhibit 99.1


(AASTROM BIOSCIENCES INC LOGO)
-----------------------------------   P.O. Box 376 - Ann Arbor, Michigan 48106 -
Located at: Domino's Farms, Lobby L   Ph: 734-930-5555 - Fax: 734-665-0485



FOR IMMEDIATE RELEASE

CONTACTS:   Kris M. Maly or                        Kevin McGrath
            Becky Anderson                         Cameron Associates
            Investor Relations Department          Phone: (212) 245-4577
            Aastrom Biosciences, Inc.
            Phone: (734) 930-5777

                 AASTROM BIOSCIENCES ANNOUNCES THE INITIATION OF
                   A CLINICAL TRIAL FOR BONE GRAFTING IN SPAIN

         -- AASTROM'S PROPRIETARY TRCS TO BE UTILIZED IN SECOND EUROPEAN
                 CLINICAL STUDY TO TREAT MAJOR BONE FRACTURES --

ANN ARBOR, MICHIGAN, MARCH 30, 2004 -- Aastrom Biosciences, Inc. (NasdaqSC:
ASTM) and its wholly owned subsidiary, Zellera AG (Berlin, Germany), announced today the initiation of a bone grafting clinical trial to be conducted by ITRT (Institut de Terapia Regenerativa Tisular) at Hospital General de l'Hospitalet, Hospital de Barcelona and Centro Medico Teknon, located in Barcelona, Spain. The feasibility clinical trial is designed to demonstrate the safety and effectiveness of the Company's Tissue Repair Cells (TRCs) to regenerate new, healthy bone in the repair of non-union large bone fractures.

Aastrom's TRCs will be combined with a commercial synthetic matrix and used to treat up to five patients, under the direction of Carlos Solano-Puerta, M.D., of ITRT as principal investigator for the Barcelona trial. This is the second clinical trial for the treatment of tibial non-union fractures initiated in Europe using Aastrom's TRCs. The Barcelona trial follows the lead clinical trial announced by Aastrom in January 2004 at BG-Kliniken 'Bergmannsheil' Ruhr-University, located in Bochum, Germany, and led by Thomas A. Schildhauer, M.D., Ph.D., Attending Physician of the Traumatology-Surgery Department.

These two European trials will evaluate slightly different implant approaches, and the combined clinical results should provide information that allows Aastrom to formalize the product development and commercialization plans for tibial non-union fractures. The Company is currently planning related bone grafting trials for spine and dental indications.

"The initiation of this trial constitutes another significant milestone achieved on the path towards the commercialization of our bone graft products," said R. Douglas Armstrong, Ph.D., President, Chief Executive Officer and Chairman of Aastrom. "We are now engaged in three separate clinical trials in Europe and the U.S. of our lead bone grafting product, which is ultimately intended to provide orthopedic medical professionals with a viable and highly preferable method of treating severe bone fractures."

Typical bone grafting procedures include various types of spinal fusions and repair of major fractures of legs and arms. The long-time standard treatment procedure, called autograft, involves surgically chiseling out bone chips and marrow from the patient's hip to obtain the necessary quantities of bone graft material. This process generally results in substantial acute and chronic pain and complications at the hip collection site. In an attempt to eliminate this clinical problem, various bone matrix substitutes have been developed and are sometimes used as an alternative to autograft procedures. These alternatives are not as effective, however, because they lack the cellular components needed to generate bone. Aastrom's TRCs, which have been shown to contain large numbers of stem and other cells needed to generate bone, will be combined with a synthetic matrix product, and applied directly at the fracture site. The application of TRCs is intended to form an optimized bone graft, without the after effects of the autograft procedure.

                                     -more-


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                                                     Aastrom-OCG Trial-Barcelona
                                                                  March 30, 2004
                                                                          Page 2


ABOUT AASTROM BIOSCIENCES, INC.

Aastrom Biosciences, Inc. (NasdaqSC: ASTM) is a late-stage development company focused on human cell-based therapies. The AastromReplicell(TM) System - a patented, integrated system of instrumentation and single-use consumable kits for the production of patient-specific cells - is the Company's core technology for its Prescription Cell Products (PCP) business and its Cell Production Products (CPP) business. The principal focus of the PCP business is the repair or regeneration of tissue intended for large markets such as bone grafting and vascular systems. Aastrom is currently engaged in clinical trials of its bone grafting product both in the U.S. and Europe. The CPP business markets the AastromReplicell(TM) System to researchers and companies for their production of cells for clinical trials. These two businesses are intended to enable Aastrom to generate multiple paths to revenue. The initial commercial phase of the CPP business for dendritic cell production products is underway in Europe and the United States. For more information, visit Aastrom's website at www.aastrom.com.

ABOUT ZELLERA AG

Zellera AG is a wholly owned subsidiary of Aastrom Biosciences, Inc., located in Berlin, Germany. Zellera serves as the sales and marketing operational base for Aastrom's products throughout Europe. For more information, visit Zellera's website at www.zellera.de, or contact Zellera's Managing Director, Holger Beckmann, at 011-49-30-20659165.

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING WITHOUT LIMITATION, STATEMENTS CONCERNING PLANNED CLINICAL TRIALS, PRODUCT DEVELOPMENT OBJECTIVES, POTENTIAL PRODUCT APPLICATIONS, POTENTIAL REVENUE OPPORTUNITIES, AND POTENTIAL ADVANTAGES OF THE AASTROMREPLICELL(TM) SYSTEM, WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS ARE ALSO IDENTIFIED THROUGH USE OF THE WORDS "INTENDED," "PLANS," "PLANNING," "SHOULD," AND OTHER WORDS OF SIMILAR MEANING. ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE EXPECTATIONS CONTAINED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT MAY RESULT IN DIFFERENCES ARE CLINICAL TRIAL RESULTS, POTENTIAL PRODUCT DEVELOPMENT DIFFICULTIES, THE EFFECTS OF COMPETITIVE THERAPIES, REGULATORY APPROVAL REQUIREMENTS, THE AVAILABILITY OF FINANCIAL AND OTHER RESOURCES AND THE ALLOCATION OF RESOURCES AMONG DIFFERENT POTENTIAL USES. THESE AND OTHER SIGNIFICANT FACTORS ARE DISCUSSED IN GREATER DETAIL IN AASTROM'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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